Exhibit 32.02

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Eric R. Ludwig, Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Glu Mobile Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2013	By:	/s/ Eric R. Ludwig
Eric R. Ludwig
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)